UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    Form 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                         Date of Report January 29, 1998
                        (Date of earliest event reported)


                        ALLIED Life Financial Corporation

             (Exact name of registrant as specified in its charter)

               Iowa                    0-22404           42-1406716
  (State or other jurisdiction of   (Commission        (I.R.S. Employer
  incorporation or organization)     File Number)      Identification No.)


          701 Fifth Avenue, Des Moines, Iowa              50391-2003
       (Address of principal executive offices)            (Zip Code)


                                  515-280-4211
               (Registrant's telephone number including area code)



                 The total number of pages contained herein is 2.

Item 5.  Other Events.

ALLIED LIFE FINANCIAL CORPORATION ANNOUNCEMENT

ALLIED Life Financial Corporation (NASDAQ symbol ALFC) (the "Company") announced today that a complaint has been filed by Sharlotte G. Harbott, a policyholder of the Company's principal subsidiary, ALLIED Life Insurance Company ("ALLIED Life"), in Superior Court of the State of California for the County of Los Angeles, against the Company, ALLIED Life, ALLIED Mutual Insurance Company ("ALLIED Mutual"), and unnamed persons. The complaint, an alleged class action suit, asserts that ALLIED Life fraudently increased the cost of insurance rates charged to policyholders in breach of the terms of its universal life policies, its fiduciary obligations, and its obligations of good faith and fair dealing toward its policyholders and without adequate notice. The plaintiff, an insured under a universal life policy issued by ALLIED Life, seeks actual, consequential, and punitive damages in unspecified amounts as well as interest, attorney's fees, an accounting for moneys allegedly improperly charged to policyholders, and injunctive relief, on behalf of herself and all policyholders of ALLIED Life with similar universal life policies. The Company, ALLIED Life, and ALLIED Mutual disagree with the allegations and intend to vigorously defend this action.




                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     ALLIED Life Financial Corporation.
           (Registrant)



                                /s/ Wendell P. Crosser
                  Wendell P. Crosser, Vice President and Treasurer
                  (Principal Financial Officer and Principal Accounting Officer)


Date:  January 29, 1998